Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Yijia Group Corp (the “Company”) on Form 10-Q for the quarter ended October 31, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Shaoyin Wu, Principal Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: December 6, 2019

By:	/s/ Shaoyin WU
Name: Shaoyin WU
Title: Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Office)